STOCK PURCHASE AGREEMENT, dated December 31, 2010, among Garabed Khatchoyan, an individual (“Khatchoyan”), Gordon Knott, an individual (“Knott”) (and together with Khatchoyan, the “Buyers”), and Vinyl Products, Inc., a Nevada corporation (“Seller”).

INTRODUCTION

WHEREAS, the Buyers desire to acquire from Seller (a) all of the outstanding shares (the “VFC Shares”) of Vinyl Fence Company, Inc., a California corporation (“VFC”) and (b) all of the outstanding shares (the “VFC Franchise Shares”) of VFC Franchise Corp., a California corporation (“VFC Franchise”)  in exchange for (i) the outstanding shares of Seller’s Common Stock identified on Schedule A hereto (the “Seller Shares”), and (ii) the assumption by the Buyers of all liabilities of Seller  arising from or relating to periods prior to the date hereof.

NOW THEREFORE, the parties hereto, intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

Section 1.         Purchase and Sale.   The closing (the “Closing”) of the acquisition of the transaction contemplated hereunder shall take place at the offices of the Company in San Juan Capistrano, California as soon as possible, but in no event later than three business days, after the satisfaction of the conditions set forth in Section 4, or at such other time or place as Seller and the Buyers may agree. At the Closing:

(a)	Seller will:

(i)	Assign and deliver to the Buyers, the VFC Shares and the VFC Franchise Shares in the proportions set forth on Schedule A hereto,

(ii)	Execute and deliver to Buyers the Assumption Agreement, in the form attached as Exhibit A hereto.

(b)	The Buyers will:

(i)	Assign and deliver to Seller, the Seller Shares; and

(ii)	Execute and deliver to Seller the Assumption Agreement, in the form attached as Exhibit A hereto.

 (c)         Effective as of the Closing, each Buyer hereby fully and unconditionally releases and discharges all claims and causes of action which it, ever had, now have, or hereafter may have against Seller or any of its officers, directors, stockholders, employees or agents, in each case past, present, or as they may exist at any time after this date, whether currently known or unknown, other than for the breach of any representation, warranty or covenant set forth in this Agreement.

Section 2.         Representations and Warranties.

(a)           Seller hereby represents and warrants to Buyer as follows:

(i)       Seller is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged.

(ii)      Seller has all necessary right and power to enter into this Agreement and to carry out the obligations hereunder and to consummate the transactions contemplated hereby. Except for the approval contemplated by Section 4(a)(i) below, all necessary corporate proceedings of Seller have been duly taken to authorize the execution, delivery, and performance of Seller of this Agreement.  This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation thereof, and is enforceable against Seller in accordance with its terms.

(b)          The Buyers, jointly and severally, hereby represent and warrant to Seller as follows:

(i)       Each Buyer has all necessary right and power to enter into this Agreement and to carry out the obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Buyer and constitutes a valid and binding obligation of each Buyer and is enforceable against each Buyer in accordance with its terms.

(iii)     The Seller Shares are held beneficially and of record by the Buyers, free and clear of any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer (except as otherwise provided herein), receipt of income or other exercise of any attributes of ownership, and such securities are not subject to any pre-emptive or similar rights of stockholders. The Seller Shares are duly and validly authorized and issued, fully paid, and nonassessable.  The Seller Shares are subject to any options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to interests therein.  There are no voting trusts, member agreements, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any of such securities.

Section 3.          Covenants.

(a)           Seller hereby agrees as follows:

(i)           Seller will conduct its affairs so that at the Closing, no representation or warranty of Seller will be inaccurate in any material respect, no covenant or agreement of Seller will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Seller.

(ii)           Seller will immediately advise the Buyers in a detailed written notice of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party’s obligations under this Agreement not to be fully satisfied.

(iii)          Seller shall use its commercially reasonable efforts to insure that all confidential information which Seller or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of VFC, any affiliate thereof, or any customer or supplier thereof or of any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except in the ordinary course of business and for the benefit of VFC; provided, however, that the restrictions of this sentence shall not apply (A) after this Agreement is terminated, (B) as may otherwise be required by law, (C) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (D) to the extent the information shall have otherwise become publicly available.

(b)           The Buyers hereby agrees as follows:

(i)            Each Buyer will conduct his affairs so that at the Closing, no representation or warranty of the Buyers will be inaccurate in any material respect, no covenant or agreement of the Buyers will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of the Buyers.

(ii)           Each Buyer will immediately advise the Seller in a detailed written notice of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party’s obligations under this Agreement not to be fully satisfied.

(iii)          Each Buyer shall use its commercially reasonable efforts to insure that all confidential information which it or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Seller, any affiliate thereof, or any customer or supplier thereof or of any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except in the ordinary course of business and for the benefit of Seller; provided, however, that the restrictions of this sentence shall not apply (A) as may otherwise be required by law, (B) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (C) to the extent the information shall have otherwise become publicly available.

(c)            Each of the parties hereto agrees that intercompany debts existing on December 31, 2010 between VPI and VFC shall be converted into 2,500 shares of VPI Common Stock, and there shall be no obligation or any liability with respect thereto accruing to VPI, VFC, or any party to this Agreement.

Section 4.            Conditions.

(a)  The obligations of the parties hereto shall be subject to the satisfaction or waiver in writing of the following conditions between the date hereof and the Closing:

(i)           Prior to Closing, this Agreement shall have been ratified by the Board of Directors of Seller.

(ii)          The transactions contemplated by the Equity Exchange Agreement, of even date herewith, by and among Seller, Bracken O’Connor LLC and the members of Bracken O’Connor LLC shall have been consummated.

(iii)         No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Closing and shall be in effect.

(b)  The obligations of the Buyers shall be subject to the satisfaction or waiver in writing of the following further conditions between the date hereof and the Closing:

(i)           The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement) on and as of the Closing with the same force and effect as though made on and as of the Closing.

(ii)          Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(c)  The obligations of Seller shall be subject to the satisfaction or waiver in writing of the following further conditions between the date hereof and the Closing:

(i)           The representations and warranties of the Buyers set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement) on and as of the Closing with the same force and effect as though made on and as of the Closing.

(ii)          Each Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

Section 5.             Indemnification.

(a)           Seller agrees to indemnify and hold harmless each of the Buyers against any and all losses, liabilities, damages, and expenses whatsoever (which shall include for all purposes, but not be limited to, reasonable counsel fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with any breach of any representation, warranty, or covenant of Seller contained in this Agreement, to the extent that a claim for such indemnification is raised prior to December 31, 2011.  The foregoing agreement to indemnify shall be in addition to any liability Seller may otherwise have, including liabilities arising under this Agreement. Any and all indemnification obligations under this Agreement shall be capped at $75,000

(b)           The Buyers, jointly and severally, agree to indemnify and hold harmless Seller against any and all losses, liabilities, damages, and expenses whatsoever (which shall include for all purposes, but not be limited to, reasonable counsel fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with any breach of any representation, warranty, covenant, or agreement of the Buyers contained in this Agreement, , to the extent that a claim for such indemnification is raised prior to December 31, 2011.  The foregoing agreement to indemnify shall be in addition to any liability the Buyer may otherwise have, including liabilities arising under this Agreement. Any and all indemnification obligations under this Agreement shall be capped at $75,000

Section 6.          Miscellaneous.

(a)          This Agreement may be terminated at any time prior to the Closing:

(i)          by mutual consent of Seller and the Buyers;

(ii)         by either Seller or the Buyers if the Closing shall not have been consummated before December 31, 2010 (unless the failure to consummate the Closing by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement); or

(iii)        by either Seller or the Buyers if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Closing shall have become final and non appealable.

(b)          At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

(c)          Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

(d)          The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive any delivery of the consideration described herein, irrespective of any investigation made by or on behalf of any party.

(e)           This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

(f)            Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States) or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the signature pages to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 6(f)) with a copy to each of the other party hereto.    Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 6(f).  Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party’s address which will be deemed given at the time of receipt thereof.  Any notice given by other means permitted by this Section 6(f) shall be deemed given at the time of receipt thereof.

(g)           Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.  Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the Board of Directors or by an officer (in each case, if any) of the waiving party.

(h)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

(i)            This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 6(h)).

 (j)           If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

(k)           The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

(l)           This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  It shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to conflict of laws.  .  Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement or the transactions contemplated hereby may be brought in Orange County, California and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it or he is not subject personally to the jurisdiction of such court, that its or his property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(m) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, will be paid by the party incurring such expense or as otherwise agreed to herein; provided that Seller will reimburse VFC for expenses incurred in connection with this Agreement by payment of (i) $12,500 by check at Closing and (ii) the issuance of a promissory note in the principal amount of $62,500 in the form attached hereto as Exhibit B.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

Seller:

VINYL PRODUCTS, INC.

By:
Name:
Title:
Address:

Buyers:

Garabed Khatchoyan
Address:

Gordon Knott
Address:

Schedule A
Seller Shares

		Proportion of VFC Shares
Name	Seller’s Shares Owned	and VFC Franchise Shares

Garabed Khatchoyan	10,000,000	50%

Gordon Knott	10,000,000	50%